STOCK INTEREST ASSIGNMENT

This Assignment of 5,331,622 shares of common stock, $.001 par value, of Trulite, Inc., (the Company) a
Delaware corporation (the Securities) is made effective as of November 26, 2007 by and among Standard Renewable
Energy, LP, formerly known as NewPoint Energy Solutions,
LP, a Texas limited partnership (the Assignor); Standard
Renewable Energy Group, LLC, a Delaware limited liability company (the Assignee); and the Company.

     1. Assignment. The Assignor hereby assigns, conveys and delivers to the Assignee, all of its right, title and interest in and to the Securities, which constitute all of Assignor2019s interest in the Company for no consideration. Assignor irrevocably constitutes and appoints any officer of the General Partner as attorney to transfer the Securities to the Assignee with full power of substitution.

     2. The Assignorx3Fs Representations and Warranties.
The Assignor represents and warrants to the Assignee that:

      (a) 	It has duly executed this Assignment;

(b)	 this Assignment is and will be valid, binding and
enforceable against the Assignor in accordance with its express terms (except as bankruptcy, insolvency, similar laws affecting creditors? rights or general equity principals may limit such enforceability);

(c)	this Assignment is not in violation of any other agreement,
instruments, orders or judgments by which it is bound or to hich it is subject;

      (d)	 It has full legal capacity to enter into this
Assignment and that it owns the
Assigned Shares free and clear of all liens, encumbrances, judgments and claims of any nature whatsoever;

(e) 	The Assignor has taken all necessary actions with respect
to entering into this Assignment, and no further actions are necessary to authorize the Assignor to assign the Assigned
Shares to the Assignee;

3. The Assignee003Fs Representations and Warranties. Assignee represents and warrants to the Assignor that:

(a)	 It has duly executed this Assignment;

(b) 	this Assignment is and will be valid, binding and
enforceable against Assignee in accordance with its express terms (except as bankruptcy, insolvency, similar laws affecting creditors? rights or general equity principals may limit such enforceability);

(c)	this Assignment is not in violation of any other agreement,
instruments, orders or judgments by which it is bound or to which it is subject;

4. Counterparts.   The parties may execute this Assignment in
counterparts, and such counterparts shall for all purposes constitute one original.

5. Applicable Law.   The laws of the state of Texas shall
govern the interpretation of this Assignment, irrespective of the fact that one or more of the parties now is or may become a resident of a different state.

6. Binding Effect and Benefit.   This Assignment shall be
binding upon and inure to the benefit of the parties003F executors, administrators, heirs, successors and assigns.


      IN WITNESS WHEREOF, the parties have executed this Stock Interest Assignment on the date first above set forth.

ASSIGNOR:

STANDARD RENEWABLE ENERGY LP
by:  Standard Renewable Energy Services GP, LLC
     its sole general partner



           /s/ William J. Berger
William J. Berger
Chief Executive Officer


ASSIGNEE:

      STANDARD RENEWABLE ENERGY GROUP, LLC



                 /s/ John D. White
John D. White
Chief Executive Officer



STOCK POWER
(Stock Assignment Separate From Certificate)
      FOR VALUE RECEIVED, Newpoint Energy Solutions, LP now known as Standard Renewable Energy, LP, hereby sells, assigns and transfers unto Standard Renewable Energy Group, LLC,
 Five Million Three Hundred Thirty One Thousand Six Hundred Twenty Two (5,331,622) shares of common stock, par value
$0.001 per share, of Trulite, INC., a Delaware corporation
(the Company) standing in our name on the books of said Company,
as represented by Certificate No. [     ] and does hereby
irrevocably constitute and appoint each of Jon Godshall as its attorney, to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated:  November ____, 2007



STANDARD RENEWABLE ENERGY, LP
by:  Standard Renewable Energy Services GP, LLC


By:
      Name:   William J. Berger
   Title:     Manager


NOTE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever.